UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On December 20, 2010, YRC Worldwide (the “Company”) entered into Amendment No. 19 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of August 17, 2007 (as amended, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent (“Agent”), and the other lenders that are parties thereto (the “Lenders”).

Interest and Fee Deferral

Pursuant to the terms of the Credit Agreement Amendment, the Company will continue to defer revolver and term loan interest, letters of credit fees and commitment fees from January 1, 2011 through the fifth day (or if the fifth day is not a business day, the immediately following business day) following the earlier of (i) May 13, 2011 and (ii) the Restructuring Closing Date (as defined below), or such later dates approved by the Supermajority Lenders (as defined in the Credit Agreement) but not later than December 31, 2011, subject to the conditions described below and that a Deferral Suspension Event or Deferral Termination Event (each as defined in the Credit Agreement) does not occur.

The effectiveness of the Credit Agreement Amendment is subject to the following conditions being satisfied on or before December 31, 2010:

•	The Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (“TNFINC”) must confirm that the Credit Agreement Amendment is acceptable.

•

The Specified Pension Fund Deferral Transaction Documents (as defined in the Credit Agreement) must be amended to extend the deferral of cash payment of all deferred obligations from December 31, 2010 to May 31, 2011, subject to deferral termination events substantially similar to those under the Credit Agreement, and such amendment must be in form and substance reasonably satisfactory to the Agent.

In addition, the following milestones must be achieved by the dates indicated (or such later dates approved by the Supermajority Lenders but not later than December 31, 2011).

•

On or before February 28, 2011, the Company, TNFINC, the Required Lenders (at least 51% of exposure as defined in the Credit Agreement), the Agent and a Steering Group Majority (as defined below) (collectively, the “Consenting Parties”) must execute an agreement in principle (the “AIP”) setting forth the material terms of the restructuring/recapitalization of the Company and its subsidiaries (the “AIP Condition”).

“Steering Group” means the group of lenders identified to the Agent and the Company as the steering committee of the informal group of unaffiliated Lenders and Participants (as defined in the Credit Agreement) represented by Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Howard & Zukin Capital, Inc.; provided, that the lenders that make up the Steering Group may change from time to time as and when such changes are identified to the Agent and the Company. The Steering Group will cease to be a Consenting Party if on and after any date on which the Steering Group’s exposure under the Credit Agreement (including participations) is less than 55% of the Steering Group’s exposure on December 8, 2010.

“Steering Group Majority” means the lenders of the Steering Group representing more than 50% of the Steering Group’s exposure under the Credit Agreement (including participations).

•

On or before March 15, 2011, each document required to effectuate the restructuring/recapitalization of the Company and its subsidiaries contemplated by the AIP must be in final form and acceptable to the Consenting Parties (the “Documentation Condition”).

•

On or before the earlier of (i) May 13, 2011 and (ii) the Restructuring Closing Date, the restructuring/recapitalization of the Company and its subsidiaries contemplated by the AIP must be effectuated and closed (the “Closing Condition”).

“Restructuring Closing Date” means the date mutually agreed upon by the Consenting Parties as the date by which the Closing Condition must be satisfied (or such later date approved by the Supermajority Lenders but not later than December 31, 2011).

If the AIP Condition or the Documentation Condition is not satisfied by the required date, then the deferral of interest and fees under the Credit Agreement will end on the fifth day (or if the fifth day is not a business day, the immediately following business day) following such failure. Pursuant to the existing terms of the Credit Agreement, all previously deferred amounts will become due and payable on December 31, 2011 unless the Required Lenders accelerate the due date upon the occurrence of a Deferral Termination Event.

If the AIP Condition, the Documentation Condition or the Closing Condition is not achieved by the required date (a “Milestone Failure”), then the Required Lenders may declare an event of default under the Credit Agreement.

Pursuant to the existing terms of the Credit Agreement, commencing on January 1, 2011 while interest and fees are being deferred, (i) if after giving effect to an interest or fee payment on the applicable interest or fee payment date, the Available Interest Payment Amount (as defined below) on such interest or fee payment date would be equal to or greater than $150 million, the Company must make such payment in full in cash on such interest or fee payment date and (ii) to the extent that the Available Interest Payment Amount on any business day exceeds $225 million, the Company must apply the excess over $225 million to pay previously deferred interest and fees.

“Available Interest Payment Amount” means, as of any date of determination, the sum of (i) permitted investments held by the Company and its domestic subsidiaries other than YRRFC (as defined below) as of such date, plus (ii) the amount of the available revolving commitments which is available (other than revolving commitments that comprise the revolver reserve amount) as of such date, plus (iii) the amount available for drawing under the ABS Facility (as defined below) as of such date.

Consolidated EBITDA

The definition of Consolidated EBITDA was amended to include a new add back for write-off of deferred financing, legal and accounting costs (i) with respect to the Credit Agreement that are associated with permanent reductions of Commitments with Net Cash Proceeds from Prepayment Events and the Permitted Disposition or due to a Liquidity Excess Amount (each as defined in the Credit Agreement) and (ii) with respect to permanent reductions of commitments under, or the refinancing of, the ABS Facility.

Financial Covenants

The Credit Agreement Amendment amends the Company’s minimum Available Cash covenant to require that the Company maintain at least $25 million of Available Cash from and after January 1, 2011.

The Credit Agreement Amendment resets the minimum Consolidated EBITDA (as defined in the Credit Agreement) covenant in respect of the periods ending March 31, 2011, June 30, 2011 and September 30, 2011. The minimum Consolidated EBITDA requirements under the Credit Agreement through June 30, 2012 are as follows:

Period	Minimum Consolidated EBITDA

For the four consecutive fiscal quarters ending March 31, 2011	$140,000,000
For the four consecutive fiscal quarters ending June 30, 2011	$210,000,000
For the four consecutive fiscal quarters ending September 30, 2011	$245,000,000
For the four consecutive fiscal quarters ending December 31, 2011	$270,000,000
For the four consecutive fiscal quarters ending March 31, 2012	$300,000,000
For the four consecutive fiscal quarters ending June 30, 2012	$330,000,000

The Credit Agreement Amendment resets the maximum Capital Expenditures (as defined in the Credit Agreement) covenant in respect of the quarters ending March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011. The maximum Capital Expenditures under the Credit Agreement for 2011 and 2012 are as follows:

Period	Maximum Capital Expenditures

For the first fiscal quarter in 2011	$20,000,000
For the second fiscal quarter in 2011	$35,000,000
For the third fiscal quarter in 2011	$70,000,000
For the fourth fiscal quarter in 2011	$70,000,000
For any single fiscal quarter in 2012	$50,000,000

Asset-Backed Securitization Amendment

On December 20, 2010, the Company as Performance Guarantor, Yellow Roadway Receivables Funding Corporation (“YRRFC”), as Seller and the Co-Agents party thereto entered into an amendment (the “ABS Amendment”) to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among the Seller, Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; Wells Fargo Bank, N.A. (successor to Wachovia Bank, National Association), as Wells Fargo Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

The ABS Amendment implements minimum consolidated EBITDA, minimum available cash and maximum capital expenditure requirements that are consistent with the Credit Agreement Amendment described above.

In connection with the ABS Amendment, the Company and the Co-Agents agreed to extend the deferral of interest and fees to May 31, 2011, subject to the conditions described below. The effectiveness of the ABS Amendment and the extension of the interest and fee deferrals is subject to the Credit Agreement Amendment becoming effective.

The $10.0 million deferred commitment fee payable in two installments of $5 million on each of March 1, 2011 and April 30, 2011 (each a “Commitment Fee Payment Date”) has been deferred as described below. If a Milestone Failure does not occur on or prior to the applicable Commitment Fee Payment Date, then the portion of the commitment fee due on that date will be deferred until the earlier of (i) May 31, 2011 and (ii) a Deferred Payment Termination Date (as defined below). If a Milestone Failure occurs prior to the March 1 Commitment Fee Payment Date, the portion of the commitment fee due on that date will be due on the Deferred Fee Payment Date immediately following the Milestone Failure. However, if the ABS Facility is refinanced, then YRRFC will not have to pay any portion of the deferred commitment fee that is due and payable after the refinance date. In addition, if there is an Accelerated Deferred Fee Payment Date for any reason other than a Milestone Failure, any unpaid portion of the deferred commitment fee will be due and payable.

The portion of the interest and letter of credit, program and administration fees in excess of the interest and fees in place prior to February 12, 2009 will continue to be deferred until the earlier of May 31, 2011 and the Accelerated Deferred Fee Payment Date, at which time YRRFC will begin to make cash payments for such interest and fees and prior deferred interest and fees will be due and payable. If the ABS Facility is refinanced by the earlier of May 31, 2011 or the Accelerated Deferred Fee Payment Date, then YRRFC will not have to pay the interest and letter of credit, program and administration fees that are deferred from the effective date of the ABS Amendment.

The date that deferred interest and fees are due in the event of a Deferral Suspension Event (as defined in the Credit Agreement), was also extended to the earlier of May 31, 2011 and the Accelerated Deferred Fee Payment Date.

“Accelerated Deferred Fee Payment Date” means the earlier to occur of (i) the Amortization Date (as defined in the ABS Facility) and (ii) the Deferred Payment Termination Date.

“Deferred Payment Termination Date” means earliest of the occurrence of (i) the earliest to occur of (a) the fifth day following February 28, 2011 (as such date may be extended) unless the AIP Condition has been satisfied on or prior to February 28, 2011 (or such extended date), (b) the fifth day following March 15, 2011 (as such date may be extended) unless the Documentation Condition has been satisfied on or prior to March 15, 2011 (or such extended date) and (c) the earlier of (1) the fifth day following the Restructuring Closing Date and (2) the fifth day following May 13, 2011 and (ii) any Deferral Termination Event (as defined in the Credit Agreement). If the fifth day following the dates above is not a business day, then the Deferred Payment Termination Date will be the immediately following business day.

For purposes of the ABS Facility, the dates above may be extended by the Required Co-Agents, but in no event to be later than December 31, 2011. For purposes of the extension of the dates above, “Required Co-Agents” means the Administrative Agent and the Co-Agents (other than the Falcon Agent) for two of the Banks Groups (as defined in the ABS Facility).

The ABS Facility will be deemed refinanced if: (i) YRRFC has repaid all borrowings under the ABS Facility and has paid the Purchasers (as defined in the ABS Facility) and Co-Agents all amounts due under the ABS Facility; (ii) all letters of credit under the ABS Facility have been surrendered; (iii) the commitments of the Purchasers and LC Issuer have terminated; and (iv) there are no continuing obligations of the Purchasers, Co-Agents and LC Issuer under the ABS Facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated December 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: December 21, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated December 21, 2010